Exhibit 15.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 30, 2023

GeoPark Limited

Calle 94 N° 11-30, 8o floor

Bogotá, Colombia

Ladies and Gentlemen:

As an independent petroleum consulting firm, we hereby consent to the incorporation by reference to our year-end 2022 report of third party dated February 23, 2023, to be used under certain headings contained in the Annual Report of GeoPark Limited on Form 20-F for the year ended December 31, 2022, and specified in our consent letter dated March 31, 2023, addressed to GeoPark Limited, which is referenced in the previously filed Registration Statement on Form S-8 (File Nos. 333-201016, 333-214291, and 333-228763) under the headings “PART II – Item 3. Incorporation of Documents by Reference” and “Part II – Item 8. Exhibits” and on Form S-8 (File No. 333-228762) under the heading “Part II – Item 8. Exhibits.”

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 30, 2023

GeoPark Limited

Calle 94 N° 11 30, 8o floor

Bogotá, Colombia

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of and information derived from our 2022 year-end report of third party dated February 23, 2023, regarding our independent estimates of the net proved oil, condensate, gas, and oil equivalent reserves, as of December 31, 2022, of certain selected properties in which GeoPark Limited has represented it holds an interest in Brazil, Chile, Colombia and Ecuador (our “Report”), as set forth under the headings “Presentation of Financial and Other Information–Oil and gas reserves and production information,” “Item 3. Key Information–D. Risk factors,” “Item 4. Information on the Company–B. Business Overview,” “Item 5. Operating and Financial Review and Prospects–A. Operating results,” “Item 19 Exhibits,” and “GeoPark Limited Consolidated Financial Statements as of and for the year ended December 31, 2022” and as Exhibit No. 99.1 in the Annual Report on Form 20-F of GeoPark Limited (the “Annual Report”).

We confirm that we have read the Annual Report and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from our Report or that are within our knowledge as a result of the services performed by us in connection with the preparation of our Report.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716